UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	001-33890	20-5738252
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

9333 Genesee, Suite 300

San Diego, California 92121

(Address of principal executive offices, Zip Code)

(858) 875-2000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership.

On May 7, 2010, 1st Pacific Bank of California (the “Bank”), the principal operating subsidiary of 1st Pacific Bancorp (the “Company”), was closed by the California Department of Financial Institutions, and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank.

As indicated in the FDIC press release dated May 7, 2010, subsequent to the closure, City National Bank, Los Angeles, CA assumed all of the deposits of the Bank, and purchased essentially all of the Bank’s assets in a transaction facilitated by the FDIC.

On May 10, 2010, the six branch offices of the Bank reopened as branches of City National Bank.  Customers who have questions about the foregoing matters, or who would like more information about the closure of the Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/1stpacific.html or call the FDIC toll-free at 1-866-674-8944.

As a result of the FDIC being appointed receiver of the Bank, the Company has ceased virtually all business activity and operations (since the Bank was the Company’s only source of revenue) and the Company will be considering whether to file a petition in Bankruptcy Court.

Item 2.04 - Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In March 2009, the Company exercised its right to defer interest payments under certain junior subordinated debentures (the “Debentures”) with a total principal balance of $5 million, which it may do for up to 20 consecutive quarters.  However, as a result of the appointment of the FDIC as receiver for the Bank, an event of default has occurred under the Debentures, and the entire outstanding balance plus accrued interest has become ipso facto immediately due and payable.

Item 8.01 – Other Events.

As of May 10, 2010: (i) the Company’s primary assets, excluding its investment in the Bank and its investment in FPBN Trust 1, which investments are expected to be written off completely, consisted primarily of cash and cash equivalents of approximately $50,000; and (ii) the Company’s principal liabilities are $5.3 million of principal and accrued interest on the Debentures issued to the Trust.  As noted in Item 1.03 – Bankruptcy and Receivership, which is incorporated herein, the Company has ceased operations and will be considering whether to file a petition in Bankruptcy Court.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in 1st Pacific Bancorp’s previous SEC filings. 1st Pacific Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Pacific Bancorp

Date: May 12, 2010	By:	/s/ James H. Burgess
James H. Burgess
Principal Accounting Officer